Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 12, 2010, with respect to the financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2009 of Osiris Therapeutics, Inc., which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of aforementioned report.

/s/ GRANT THORNTON LLP

Baltimore, Maryland

June 21, 2010